IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN RE MYRIAD GENETICS, INC. STOCKHOLDER DERIVATIVE LITIGATION ) ) C.A. No. 2021-0686-SG STIPULATION OF SETTLEMENT This Stipulation of Settlement (“Stipulation”) is made and entered into as of April 30, 2024, between and among, (a)(i) plaintiffs Donna Hickok (“Hickok”) and Leo Shumacher (“Shumacher”) in the above-captioned consolidated derivative action (the “Action”), and (ii) plaintiff Karen Marcey (“Marcey”) in the derivative action pending in the United States District Court for the District of Delaware, captioned Marcey v. Capone, et al., C.A. No. 1:21-cv-01320-MN (D. Del.) (the “Federal Derivative Action”) (collectively, “Plaintiffs”), derivatively on behalf of Myriad Genetics, Inc. (“Myriad” or the “Company”), (b) defendants Mark C. Capone, Bryan M. Dechairo, R. Bryan Riggsbee, Heiner Dreismann, Walter Gilbert, John T. Henderson, Dennis Langer, Lee N. Newcomer, S. Louise Phanstiel, Colleen F. Reitan, and Lawrence C. Best (the “Individual Defendants”), and (c) nominal defendant Myriad (together with the Individual Defendants, the “Defendants,” and collectively with Plaintiffs, the “Parties” and each a “Party”). This Stipulation sets forth the terms and conditions of the settlement of the Derivative Litigation (as defined in paragraph 1.5 below) (the “Settlement”), subject to the approval of the

2 Court of Chancery of the State of Delaware (the “Court”), and is intended to fully, finally, and forever compromise, discharge, resolve, release, and settle the Released Claims (as defined in paragraph 1.10 below). SUMMARY OF THE PROCEEDINGS A. Plaintiffs in the Derivative Litigation allege that the Individual Defendants breached their fiduciary duties to Myriad, and engaged in other wrongdoing, by failing to oversee the Company’s making of and/or causing the Company to make false and misleading statements about its product, GeneSight, and a study regarding that product. B. On April 24, 2020, Plaintiff Hickok served an inspection demand on Myriad pursuant to 8 Del. Code § 220 for the production of internal documents. C. Following negotiations between Plaintiff Hickok and Myriad regarding the scope of the inspection demand, the Company made productions to plaintiff Hickok on September 1, 2020, January 15, 2021, and May 28, 2021, comprising 1,775 pages. D. On May 19, 2021, Esther Kogus (“Ms. Kogus”) served an inspection demand on Myriad pursuant to 8 Del. Code § 220 for the production of internal documents. The Company made a production to Ms. Kogus in June 2021. E. On August 9, 2021, Plaintiff Hickok filed a verified shareholder derivative complaint in this Court (the “Hickok Action”) against certain current

3 and/or former directors and officers of Myriad alleging breach of fiduciary duty, unjust enrichment, and insider trading. F. On September 17, 2021, Plaintiff Marcey filed a verified stockholder derivative complaint in the United States District Court for the District of Delaware (the “Marcey Action”) against certain current and/or former directors and officers of Myriad alleging breach of fiduciary duty, unjust enrichment, waste of corporate assets, insider trading, and violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”). G. On November 19, 2021, the Hickok Action was stayed; provided, however, that any party could terminate the stay upon 30-days’ notice to all parties following a dismissal with prejudice of a factually related federal securities class action, captioned In re Myriad Genetics, Inc. Sec. Litig., No. 2:19-cv-00707-DBB (D. Utah), pending in the United States District Court for the District of Utah (the “Securities Class Action”). H. On December 13, 2021, the judge presiding over the Securities Class Action certified a class of Myriad investors who purchased Myriad securities during the period August 9, 2017 through February 6, 2020. I. On January 4, 2022, the Marcey Action was stayed pending resolution of forthcoming summary judgment motions in the Securities Class Action.

4 J. On January 18, 2022, Ms. Kogus filed a verified stockholder derivative complaint in this Court (the “Kogus Action”) against certain current and/or former directors and officers of Myriad alleging breach of fiduciary duty, unjust enrichment, and aiding and abetting breaches of fiduciary duty. K. On March 3, 2022, the Hickok Action and the Kogus Action were consolidated as the Action and stayed; provided, however, that any party could terminate the stay upon 30-days’ notice to all parties following a dismissal with prejudice of the Securities Class Action. L. On April 4, 2022, Plaintiffs in this Action designated the verified stockholder derivative action filed in the Hickok Action as the operative complaint in this Action. M. On September 28, 2022, Ms. Kogus passed away. N. In March 2023, per the terms of the orders temporarily staying the Derivative Litigation, counsel for Defendants informed counsel for Plaintiffs that the parties to the Securities Class Action would be participating in a mediation on May 1, 2023. O. Although Plaintiffs did not participate in the mediation, on April 27, 2023, Plaintiffs served a settlement demand on Defendants in an effort to explore resolution of the Derivative Litigation.

5 P. On or around July 3, 2023, the parties to the Securities Class Action executed a term sheet memorializing the settlement of that action. Q. On or around July 12, 2023, Defendants provided substantive responses to the corporate governance enhancements proposed in Plaintiffs’ April 27, 2023 settlement demand. For the next several months, the Parties engaged in extensive settlement negotiations, both in writing and telephonically. R. On August 3, 2023, the parties to the Securities Class Action signed a stipulation of settlement and moved for preliminary approval of the settlement. S. The Parties in the Derivative Litigation came to an agreement regarding the Corporate Governance Enhancements and executed a Memorandum of Understanding (“MOU”) on or around December 11, 2023. T. Following execution of the MOU, the Parties began to negotiate the amount of the Fee Award (as defined in paragraph 24 below) that Plaintiffs’ Counsel would apply for in connection with the Court’s consideration of the Settlement. U. On April 5, 2024, Ms. Kogus’ grandson Leo Shumacher filed a Suggestion of Death upon the Record in the Action relating to Ms. Kogus. V. On April 16, 2024, Mr. Shumacher filed an Unopposed Motion to Substitute Party Due to Death based, inter alia, upon the transfer of the Myriad stock held by Ms. Kogus to Mr. Shumacher, the designated beneficiary for Ms. Kogus’ Myriad stock shares, upon Ms. Kogus’ death.

6 W. On April 19, 2024, the Delaware Court of Chancery granted the Unopposed Motion to Substitute Party Due to Death and Ordered that Mr. Shumacher be substituted for Ms. Kogus as a Plaintiff in the Action. X. The Parties agree that Plaintiffs commenced and pursued the Derivative Litigation in good faith. Plaintiffs maintain that entry by Plaintiffs into this Stipulation is not an admission as to the lack of any merit of any claims asserted by Plaintiffs in the Derivative Litigation. Y. Defendants have denied, and continue to deny, that they committed any breach of duty, violated any law, or engaged in any wrongdoing, expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties, to the extent such duties exist, and further believe that the Derivative Litigation is without merit. Defendants are entering into this Stipulation to eliminate the uncertainty, burden and expense of further protracted litigation. This Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants, with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have, or could have, asserted in the Derivative Litigation. Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing or damages whatsoever.

7 NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, BY AND AMONG THE PARTIES TO THIS STIPULATION, subject to the approval of the Court pursuant to Rule 23.1 of the Rules of the Court of Chancery of the State of Delaware, that the Derivative Litigation shall be fully and finally compromised and settled, that the Released Claims shall be released by the Releasing Parties (as defined in paragraph 1.14 below) as against the Released Parties (as defined in paragraph 1.12 below), and that the Derivative Litigation shall be dismissed with prejudice, upon and subject to the following terms and conditions, and further subject to the approval of the Court: DEFINITIONS 1. In addition to the terms defined elsewhere in this Stipulation, the following terms have the meanings specified below: 1.1 “Current Myriad Stockholders” means any and all individuals or entities who hold of record, or beneficially own, directly or indirectly, common stock of Myriad as of the close of business on the date the Court enters the Scheduling Order (as defined in paragraph 13 below). 1.2 “Corporate Governance Enhancements” means the Corporate Governance Enhancements set forth in Exhibit A attached to this Stipulation. 1.3 “Defendants’ Released Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses,

8 interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever (however denominated), whether known or unknown, including Unknown Claims, that Plaintiffs asserted or could have asserted either directly or on behalf of nominal defendant Myriad in the Derivative Litigation or in any other court, tribunal, forum or proceeding, whether based on state, federal, local, foreign, statutory, regulatory, common or other law or rule, and which are based upon, arise out of, or relate in any way to, or involve, directly or indirectly, (a) the actions, inactions, deliberations, disclosures, discussions, decisions, votes, or any other conduct of any kind by any of the Released Defendant Parties (as defined below in paragraph 1.11), relating in any way to any facts, matters, events, circumstances, claims, or allegations alleged or that could have been alleged in the Derivative Litigation, or (b) the institution, commencement, prosecution, defense, mediation, or settlement of the Derivative Litigation. 1.4 “Defendants’ Releasing Parties” means Defendants and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns. 1.5 “Derivative Litigation” means, collectively, this Action and the Federal Derivative Action.

9 1.6 “Effective Date” means the later of (a) the expiration of the time for the filing or noticing of an appeal or motion for reargument or rehearing from the Court’s Order and Final Judgment (as defined below in paragraph 17) approving the Settlement; (b) the date of final affirmance of the Court’s Order and Final Judgment on any appeal or reargument or rehearing; or (c) the final dismissal of any appeal. 1.7 “Plaintiffs’ Counsel” means Levi & Korsinsky, LLP, Rigrodsky Law, P.A., and Schubert Jonckheer & Kolbe LLP. 1.8 “Plaintiffs’ Released Claims” means all claims and causes of action of every nature and description, whether known or unknown, whether arising under federal, state, common or foreign law, including Unknown Claims, that arise out of or relate in any way to Released Plaintiff Parties’ (as defined below in paragraph 1.13) institution, prosecution, or settlement of the Derivative Litigation. 1.9 “Plaintiffs’ Releasing Parties” means Plaintiffs, Myriad, and all Current Myriad Stockholders, whether acting directly, representatively, or derivatively on behalf of Myriad, and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns. 1.10 “Released Claim(s)” means Plaintiffs’ Released Claims and Defendants’ Released Claims; provided, however, for the avoidance of doubt, that Released Claims shall not include any claims relating to the enforcement of this

10 Stipulation or Settlement or any claims by Myriad or the Individual Defendants for insurance coverage or any claims by the Individual Defendants for indemnification or advancement. 1.11 “Released Defendant Parties” means all Defendants in the Derivative Litigation, and any and all of their and Myriad’s respective current or former agents, parents, controlling persons, general or limited partners, members, managers, managing members, direct or indirect equity holders, subsidiaries, affiliates, employees, officers, directors, predecessors, successors, attorneys, heirs, assigns, insurers, reinsurers, consultants, and other representatives, servants and related persons, in their capacities as such. 1.12 “Released Party” or “Released Parties” means each and all of the Released Plaintiff Parties and the Released Defendant Parties. 1.13 “Released Plaintiff Parties” means Plaintiffs and Plaintiffs’ Counsel and each of their respective agents, assigns, and related persons. 1.14 “Releasing Parties” means Plaintiffs’ Releasing Parties and Defendants’ Releasing Parties. 1.16 “Unknown Claims” means any Released Claim which the Releasing Party does not know or suspect to exist in his, her or its favor at the time of the Effective Date as against the Released Parties, including without limitation those

11 which, if known, might have affected the decision to enter into or object to the Settlement. RELEASES 2. Upon the Effective Date of the Settlement, Plaintiffs’ Releasing Parties, by operation of the Settlement and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Defendant Parties from any and all of the Defendants’ Released Claims. 3. Upon the Effective Date of the Settlement, Defendants’ Releasing Parties, by operation of the Settlement and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Plaintiff Parties from any and all of the Plaintiffs’ Released Claims. 4. The Settlement is intended to extinguish all of the Released Claims by the Releasing Parties as against the Released Parties and, consistent with such intention, upon the Effective Date of the Settlement, the Releasing Parties shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law or principle of common law, which may have the effect of limiting the Released Claims. This shall include a waiver of any rights pursuant to California Civil Code § 1542 (and equivalent, comparable, or analogous

12 provisions of the laws of the United States or any state or territory thereof, or of the common law), which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR THE RELEASED PARTY. 5. Plaintiffs acknowledge, and the Plaintiffs’ Releasing Parties shall be deemed by operation of the entry of the Order and Final Judgment and upon the Effective Date of the Settlement to have acknowledged, that the foregoing waiver in paragraph 4 was expressly bargained for, is an integral term of the Settlement, and was relied upon by each and all of the Released Defendant Parties in entering into the Settlement. 6. Nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Stipulation. SETTLEMENT CONSIDERATION 7. In consideration for the full Settlement and release of the Released Claims, and upon Court approval of the Settlement, Myriad will implement the Corporate Governance Enhancements, attached hereto as Exhibit A. 8. Myriad acknowledges and agrees that the filing of, pendency of, and/or settlement demands made in the Derivative Litigation were a substantial and

13 material cause, factor or consideration for the Board’s decision to adopt, implement, and/or maintain the Corporate Governance Enhancements. 9. The Corporate Governance Enhancements shall be maintained for a period of not less than four (4) years from the date of adoption, unless (i) the Company is acquired or otherwise undergoes a change of control; (ii) Myriad common stock is no longer listed for trading on any public exchange; or (iii) a majority of the independent directors of the Company determine that any of the enhancements should be amended to comply with applicable law or regulation or protect or serve the best interests of the Company, in which case (a) the Board shall make a formal resolution stating the basis for the determination; and (b) to the extent permitted by applicable law or regulation, the independent directors shall adopt an amended or substitute governance reform that addresses the same or similar goals, purposes and/or functions of the original reform within ninety (90) days of the adoption of the resolution. 10. Myriad acknowledges and agrees that (i) the Corporate Governance Enhancements adopted, implemented, and maintained confer substantial benefits upon Myriad and its stockholders; and (ii) the Board’s commitment to adopt, implement, and maintain the Corporate Governance Enhancements for the term provided will serve Myriad and its stockholders’ best interests, and constitutes fair, reasonable and adequate consideration for Plaintiffs’ release of the derivative claims.

14 STAY OF PROCEEDINGS 11. Pending approval of the Settlement by the Court, Plaintiffs agree to continue the stay of the Derivative Litigation, and Plaintiffs and Plaintiffs’ Counsel agree not to initiate any other proceedings related to the Derivative Litigation other than those incident to the Settlement itself. 12. The Parties will request that the Court order that, pending approval of the Settlement, Plaintiffs and all Current Myriad Stockholders are barred and enjoined from commencing, prosecuting, instigating or in any way participating in the commencement, prosecution, or instigation of any action asserting any of the Released Claims, either directly, representatively, derivatively, or in any other capacity, against Myriad, the Individual Defendants, or any of the Released Defendant Parties. To ensure compliance with this term, within five (5) business days of submission of this Stipulation to the Court, the Plaintiffs in the Federal Derivative Action will (a) give the United States District Court for the District of Delaware notice of this Stipulation and Settlement, and (b) take all steps necessary to ensure that Federal Derivative Action is stayed pending approval of the Settlement by the Court.

15 SUBMISSION AND APPLICATION TO THE COURT 13. As soon as reasonably practicable after this Stipulation has been executed, the Parties shall jointly apply for a scheduling order (the “Scheduling Order”), substantially in the form attached hereto as Exhibit B, establishing (a) the procedure for the approval of notice to Current Myriad Stockholders substantially in the form attached hereto as Exhibit C (the “Notice”); and (b) a hearing date for final approval of the Settlement (“Settlement Hearing”). NOTICE 14. Myriad shall undertake the primary responsibility for giving notice to Current Myriad Stockholders, in accordance with the terms of the Scheduling Order, and shall be solely responsible for paying the costs and expenses associated with providing the notice described in this paragraph. By no later than sixty (60) calendar days prior to the date the Court sets for the Settlement Hearing, Myriad shall mail the Notice, substantially in the form attached hereto as Exhibit C, to all record stockholders of Myriad at their respective addresses currently set forth in Myriad’s stock records. In addition, the Company shall use reasonable efforts to give notice to all beneficial owners of Myriad stock by filing copies of this Stipulation and the Notice as exhibits to a Form 8-K with the United States Securities and Exchange Commission.

16 15. Counsel for Defendants shall, at least ten (10) business days before the Settlement Hearing, file with the Court an appropriate affidavit with respect to compliance with the requirements set forth in the foregoing paragraph. ORDER AND FINAL JUDGMENT 16. If the Settlement (including any modifications thereto made with the consent of the Parties as provided for herein) shall be approved by the Court following the Settlement Hearing as fair, reasonable, and adequate and in the best interests of Myriad, the Parties shall jointly request that the Court enter an order substantially in the form attached hereto as Exhibit D (the “Order and Final Judgment”). 17. The Order and Final Judgment shall, among other things, provide for full and complete dismissal of the Action with prejudice, and the Settlement and release of the Released Claims by the Releasing Parties as against the Released Parties. 18. Within ten (10) business days of the Register in Chancery entering and docketing the Order and Final Judgment, Plaintiff in the Federal Derivative Action shall file a copy of the Order and Final Judgement and seek as expeditiously as possible the dismissal with prejudice of that action. COOPERATION 19. The Parties and their respective counsel agree to cooperate fully with one another in seeking the Court’s approval of the Settlement, and to use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things

17 reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to obtain the Court’s approval of the Settlement, consummate and make effective, as promptly as practicable, this Stipulation and the Settlement provided for hereunder (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement) and the dismissal of the Derivative Litigation with prejudice without costs, fees or expenses to any Party (except as provided for herein). 20. Without further order of the Court, the Parties may agree to reasonable extensions of time not expressly set forth by the Court in order to carry out any provisions of this Stipulation. CONDITIONS OF SETTLEMENT 21. The Settlement is conditioned upon the fulfillment of each of the following: 21.1 The entry by the Court of an Order and Final Judgement in the form attached hereto as Exhibit D approving the proposed Settlement and dismissing the Action with prejudice without the award of any damages, costs, fees or the grant of any further relief except for an award of fees and expenses to Plaintiffs’ Counsel and service awards to Plaintiffs that the Court may make as contemplated herein; 21.2 Occurrence of the Effective Date of the Settlement; 21.3 The dismissal with prejudice of the Federal Derivative Action, without the award of any damages, costs, fees or the grant of any further relief except for an

18 award of fees and expenses to Plaintiffs’ Counsel that the Court may make as contemplated herein; 21.4 With respect to the Federal Derivative Action, entry of an order dismissing the action with prejudice being finally affirmed on appeal or such order of dismissal with prejudice not being subject to appeal (or further appeal) by lapse of time or otherwise. 22. In the event that the proposed Settlement is rendered null and void for any reason, the existence of or the provisions contained in this Stipulation or any term sheet or other document relating to the terms of the proposed Settlement shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Derivative Litigation; nor shall they be deemed a presumption, a concession, or an admission by the Parties of any fault, liability, wrongdoing or damages whatsoever as to any facts, claims or defenses that have been or could have been alleged or asserted in the Derivative Litigation, or any other action or proceeding or each thereof; nor shall they be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Litigation, or in any other action or proceeding. WARRANTY AND NON-ASSIGNMENT OF CLAIMS 23. Plaintiffs and Plaintiffs’ Counsel represent and warrant that none of Defendants’ Released Claims have been assigned, encumbered, or in any manner

19 transferred in whole or in part, and that neither Plaintiffs nor Plaintiffs’ Counsel will attempt to assign, encumber, or in any way transfer, in whole or in part, any of Defendants’ Released Claims. ATTORNEYS’ FEES 24. After negotiation of the principal terms of the Settlement, including the Corporate Governance Enhancements and the definition of Released Claims, the Parties began negotiations regarding the amount of attorneys’ fees and expenses that Plaintiffs’ Counsel would request they be paid in connection with the Settlement of the Derivative Litigation. After extensive, arm’s-length negotiations, the parties agreed that Plaintiffs’ Counsel will apply to the Court for an award of attorneys’ fees and expenses not to exceed $950,000 in the aggregate (the “Fee Award”), and that Defendants will not oppose or object to the requested Fee Award. 25. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of Plaintiffs’ Counsel’s requested Fee Award. The failure of the Court to approve the requested Fee Award, in whole or in part, shall have no effect on the validity of the Settlement or delay the enforceability of the Settlement, and final resolution by the Court of the requested Fee Award shall not be a precondition to the dismissal with prejudice of the Derivative Litigation. Any failure of the Court to approve the requested Fee Award, in whole or in part, shall not provide any of the Parties with the right to terminate the Settlement.

20 26. Myriad shall pay and/or cause to be paid any fee award entered by the Court as provided by the terms of such order within twenty (20) business days of entry of such order and Plaintiffs’ Counsel providing Myriad’s counsel with the necessary information required for payment by check or a wire-transfer, including a signed W- 9 and a tax ID number, with the fee award to be held in the client trust account of Schubert Jonckheer & Kolbe LLP. Any payment of any fee award provided herein shall be subject to Plaintiffs’ Counsel’s obligation to make refunds or repayments to Myriad of any amounts paid, if the Settlement is terminated pursuant to the terms of this Stipulation or fails to become effective for any reason, or if, as a result of any appeal of further proceedings on remand or successful collateral attack, the award of attorney’s fees and/or expenses is reduced or reversed by final non-appealable court order. 27. Plaintiffs may seek the Court’s approval of reasonable service awards for each Plaintiff, to be paid from the fee award, and Defendants shall not oppose any such request. 28. Plaintiffs’ Counsel shall allocate any fee award among themselves. Defendants and their counsel take no position with respect to, and shall have no liability for, the allocation of any fee award among Plaintiffs’ Counsel, including, for the avoidance of doubt, any fees or costs associated with a mediation and/or

21 arbitration required to resolve any dispute among Plaintiffs’ Counsel regarding allocation of the fee award. STIPULATION NOT AN ADMISSION 29. Neither this Stipulation nor the Settlement, nor any act or omission taken in connection with this Stipulation or the Settlement, is intended or shall be deemed to be a presumption, concession or admission by: (a) any of the Defendants or any of the Released Defendant Parties as to the validity of any claims, causes of action or other issues that were or could have been raised in the Derivative Litigation or in any other litigation, or to be evidence of or constitute an admission of wrongdoing or liability by any of them, and each of them expressly denies any such wrongdoing or liability; or (b) Plaintiffs as to the lack of merit of any claim or the validity of any defense. 30. Any communications related to the Settlement, their contents or any of the negotiations, statements, or proceedings in connection therewith shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked, or otherwise used by any person for any purpose in the Derivative Litigation or otherwise, except as may be necessary to effectuate the Settlement. NO WAIVER 31. Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of the Settlement shall not be deemed a waiver of any

22 of the provisions of the Settlement, and such Party shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Settlement. All waivers must be in writing and signed by the Party against whom the waiver is asserted. 32. No waiver, express or implied, by any Party of any breach or default in the performance by any other Party of its obligations pursuant to the Settlement shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent or contemporaneous, under the terms of the Settlement. BREACH 33. The Parties agree that in the event of any breach of the Settlement, all of the Parties’ rights and remedies at law, equity, or otherwise, are expressly reserved. GOVERNING LAW 34. This Stipulation and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles. ENTIRE AGREEMENT; AMENDMENTS 35. This Stipulation constitutes the entire agreement among the Parties with respect to the subject matter hereof, and may be modified or amended only by a writing signed by the signatories hereto.

23 COUNTERPARTS 36. This Stipulation may be executed in multiple counterparts by the signatories hereto, including by facsimile, and as so executed shall constitute one agreement. SUCCESSORS AND ASSIGNS 37. Except as expressly provided for herein, this Stipulation, and all rights and powers granted hereby, shall be binding upon and inure to the benefit of the Parties and their respective agents, executors, heirs, successors, affiliates and assigns. COMPLIANCE WITH ETHICAL RULES 38. The Parties agree that throughout the course of the litigation, all Parties and their counsel complied with the provisions of Rule 11 of the Rules of the Court of Chancery of the State of Delaware and that the Order and Final Judgment submitted to the Court will contain a statement to reflect this compliance. JURISDICTION 39. Any action related to: (i) implementing and enforcing the Settlement; or (ii) the allocation of any Fee Award among Plaintiffs’ Counsel should alternative dispute resolution before a mediator prove unsuccessful, shall be filed and litigated exclusively in the Court. Each Party (i) consents to personal jurisdiction in any such action brought in the Court, (ii) consents to service of process by registered mail (with a copy to be delivered at the time of such mailing to counsel for each Party by facsimile or electronic mail) upon such Party and/or such Party’s agent for purposes of such action, (iii) waives any objection to venue in the Court and any claim that Delaware or the Court is an inconvenient forum for such action, and (iv) waives any right to demand a jury trial as to any such action.

AUTHORITY

40. The undersigned attorneys represent and warrant that they have the authority from their client(s) to enter into this Stipulation and bind their client(s) thereto.

DATED: April 30, 2024

OF COUNSEL: **SCHUBERT JONCKHEER & KOLBE LLP** Robert C. Schubert Willem F. Jonckheer 2001 Union Street, Suite 200 San Francisco, California 94111 (415) 788-4220	**DELEEUW LAW LLC** *<u>/s/ P. Bradford deLeeuw</u>* P. Bradford deLeeuw (#3569) 1301 Walnut Green Road Wilmington, Delaware 19807 (302) 274-2180 **RIGRODSKY LAW, P.A.** *<u>/s/ Seth D. Rigrodsky</u>* Seth D. Rigrodsky (# 3147) 300 Delaware Avenue, Suite 210 Wilmington, Delaware 19801 Tel.: (302) 295-5310 *In re Myriad Genetics, Inc. S'holder Deriv. Litig.*, C.A. No. 2021-0686-SG (Del. Ch.) *Co-Lead Counsel*

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25 LEVI & KORSINSKY, LLP Gregory M. Nespole Correy A. Suk 33 Whitehall Street, 17th Floor New York, New York 10004 (212) 363-7500 Marcey v. Capone, et al., C.A. No. 1:21-cv-1320 (D. Del.) Counsel for Plaintiff Karen Marcey BIELLI & KLAUDER, LLC /s/ Ryan M. Ernst Ryan M. Ernst (No. 4788) 1204 N. King Street Wilmington, DE 19801 (302) 803-4600 OF COUNSEL: SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP Winston P. Hsiao 300 South Grand Avenue, Suite 3400 Los Angelese, California 90071 (213) 687-5000 Scott D. Musoff 1 Manhattan West New York, New York 10001 (212) 735-3000 MINTZ, LEVIN, COHN, FERRIS, GLOVSKY and POPEO, P.C. John F. Sylvia One Financial Center Boston, Massachusetts 02111 (617) 542-6000 /s/ Kevin M. Gallagher Kevin M. Gallagher (#5337) RICHARDS, LAYTON & FINGER, P.A. One Rodney Square 920 North King Street Wilmington, Delaware 19801 (302) 651-7700 Attorneys for Defendants Mark C. Capone, Bryan M. Dechairo, R. Bryan Riggsbee, Lawrence C. Best, Heiner Dreismann, Ph.D., Walter Gilbert, Ph.D., John T. Henderson, M.D., Dennis Langer, M.D., J.D., Lee N. Newcomer, M.D., S. Louise Phanstiel, and Colleen F. Reitan and Nominal Defendant Myriad Genetics, Inc.

Exhibit A

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 1 CORPORATE GOVERNANCE ENHANCEMENTS EXHIBIT MYRIAD DERIVATIVE CASES In re Myriad Genetics, Inc. S’holder Deriv. Litig., C.A. No. 2021-0686-SG (Del. Ch.) Marcey v. Capone, et al., C.A. No. 1:21-cv-1320 (D. Del.) (the “Actions”) Within thirty (30) days after entry of an order granting final approval of the settlement, Myriad Genetics, Inc. (“Myriad” or the “Company”), including its Board of Directors (“Board”) and committees thereof, shall implement (to the extent not already implemented) the following corporate governance enhancements. The Company acknowledges that the filing of, pendency of, and/or settlement demands made in the Actions were a substantial and material cause, factor or consideration for the adoption of the following corporate governance enhancements. The Company’s committee charters, governance guidelines, and all other relevant governance documents shall be updated as necessary and appropriate to implement these provisions. The corporate governance enhancements contained herein shall be maintained for a period of not less than (4) years from the date of adoption, unless (i) the Company is acquired or otherwise undergoes a change of control; (ii) Myriad common stock is no longer listed for trading on any public exchange; or (iii) a majority of the independent directors of the Company determine that any of the enhancements should be amended to comply with applicable law or regulation or protect or serve the best interests of the Company, in which case (a) the Board shall make a formal resolution stating the basis for the determination; and (b) to the extent permitted by applicable law or regulation, the independent directors shall adopt an amended or substitute governance reform that addresses the same or similar goals, purposes and/or functions of the original reform within ninety (90) days of the adoption of the resolution. A. New Disclosure Committee Charter. B. New Chief Compliance Officer Job Profile and Responsibilities. C. New Chief Scientific Officer Job Profile and Responsibilities. D. New Mental Health Scientific Advisory Board Charter. E. Amendments to Research Product and Innovation Committee Charter. F. Amendments to Compensation and Human Capital Committee Charter. G. Amendments to Audit and Finance Committee Charter. H. Enhancements to Employee Training. I. Enhancements to Director Training. J. Independent Board Chair Provisions. K. Appointment of New Director. L. Adoption of Enhanced Insider Trading Policy.

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 2 A. New Disclosure Committee Charter. MYRIAD GENETICS, INC. CHARTER OF THE DISCLOSURE COMMITTEE (Adopted as of ) The principal executive officer and principal financial officer (together, the “Certifying Officers”) of Myriad Genetics, Inc. (together with its direct and indirect subsidiaries, the “Company”) have established the Disclosure Committee (the “Committee”) with the authority, responsibility and specific duties described in this Charter of the Disclosure Committee, as amended from time to time (the “Charter”). I. Purpose The purpose of the Committee is to ensure that (A) the Company timely, accurately and comprehensively reports to the holders of its securities and/or to the investment community all information required to be disclosed by (1) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (2) the Nasdaq Stock Market (“Nasdaq”) Listing Rules, and (3) any other applicable regulatory requirements, and (B) such information fairly presents the Company’s financial condition and results of operations in all material respects. The Committee is also tasked with ensuring that (A) the Certifying Officers can accurately make the U.S. Securities and Exchange Commission (“SEC”) certifications accompanying each of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (collectively, the “Periodic Reports”), (B) the information filed or furnished in other SEC filings is fairly presented, and (C) the Company’s press releases, investor presentations, and other material public communications (together with the Periodic Reports and other SEC filings, the “Disclosure Statements”) are accurate in all material respects and consistent with the Company’s Periodic Reports and other information filed with the SEC. II. Membership The membership of the Committee will be determined by the Certifying Officers and shall be chaired by the principal financial officer (or as otherwise determined by the Certifying Officers). If the Chair is not designated or present at a meeting of the Committee, the Chair may delegate responsibilities to another Committee member. Membership shall generally include senior representatives from the following departments: Accounting, Financial Planning & Analysis, Treasury, Internal Audit, Investor Relations, and Legal. Representatives from other departments may attend Committee meetings and/or be consulted on Disclosure Statements as needed. The Certifying Officers may add, replace, or remove members of the Committee at any time and for any reason. A subcommittee may also be appointed or established by the Committee to review and approve certain Disclosure Statements (e.g., SEC filings on Form 8-k).

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 3 Notwithstanding the foregoing, the Disclosure Officers and/or the Chief Legal Officer, at their option, may at any time assume any or all of the responsibilities of the Committee identified in this Charter, including, for example, approving the Company’s Disclosure Statements when time does not permit the full Committee to meet. III. Authority and Responsibilities A. Authority The Committee has the authority to: 1. Review, or authorize or conduct investigations into, any matter within the scope of the responsibilities delegated to the Committee as it deems appropriate, including the authority to request any officer, employee, or advisor of the Company to meet with the Committee. 2. Utilize any Company resources (including books, records, facilities and personnel) that are necessary or appropriate to fulfill the Committee’s responsibilities under this Charter. 3. Delegate to its Chair or any of its members the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. 4. If so directed by the Company’s senior management (“Management”) or the Disclosure Committee, engage outside advisors, experts and other resources as necessary or appropriate to fulfill the Committee’s responsibilities under this Charter. B. Responsibilities The Committee has the following responsibilities: 1. Design, establish, and document controls and other procedures (which may include procedures currently used by the Company) that are designed to: (a) ensure that the Company accurately and comprehensively reports all information (i) required to be disclosed by (x) the Exchange Act, and the rules and regulations promulgated thereunder, (y) the Nasdaq Listing Rules, and (z) any other applicable regulatory requirements, (ii) within the required time periods, and (iii) pursuant to procedures that enable Management to (x) make timely disclosure-related decisions, (y) oversee the accuracy and timeliness of disclosures made by the Company, and (z) accurately make the SEC certifications accompanying each of the Company’s Periodic Reports (collectively, the “Disclosure Controls and Procedures”). 2. Review and supervise the preparation of, and ensure the accuracy, completeness and consistency of, the Company’s (a) Periodic Reports,

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 4 proxy statements, registration statements and any other information filed with the SEC and (b) other Disclosure Statements. 3. Monitor the integrity and effectiveness of the Company’s Disclosure Controls and Procedures. 4. Review disclosure policies and procedures for the investor section of the Company’s website. 5. Provide in the Disclosure Controls and Procedures that a Committee member shall listen to earnings calls or review a transcript thereof within 30 days of publication to assess consistency with internally known information. 6. Evaluate the effectiveness of the Company’s Disclosure Controls and Procedures as of the end of the periods covered by the Company’s Periodic Reports. 7. Determine whether any changes to the Disclosure Controls and Procedures are necessary or advisable in connection with the preparation of the Company’s upcoming Periodic Reports or other Disclosure Statements, taking into account developments since the most recent Disclosure Committee meeting, including changes in the Company’s organization and operating segments and any change in economic or industry conditions. 8. Discuss with the Certifying Officers all relevant information with respect to the Committee’s proceedings, the preparation of the Company’s Disclosure Statements and the Committee’s evaluation of the effectiveness of the Company’s Disclosure Controls and Procedures. 9. Certify prior to the filing with the SEC of each Periodic Report as to (a) the Committee’s compliance with its policies and procedures and proper performance of the responsibilities that have been assigned to it, (b) the Committee’s conclusions resulting from its evaluation of the effectiveness of the Company’s Disclosure Controls and Procedures, and (c) any other relevant matters regarding the Disclosure Controls and Procedures. 10. Perform any other activities consistent with this Charter, as it deems necessary or appropriate or as directed by the Chair, the Certifying Officers or the Disclosure Committee. IV. Procedures A. Meetings. The Committee will meet at the call of its Chair no less than quarterly and as frequently as circumstances dictate. Meetings of the Committee will be held at such time and place, and upon such notice, as its Chair may from time to time determine. The Committee will keep such records of its meetings as it deems appropriate.

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 5 Meetings may, at the discretion of the Committee, include members of the Board of Directors of the Company, members of Management, representatives from other Company departments, independent advisors, consultants or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate to exclude. B. Review of Charter. Periodically, as directed by the Chair, the Certifying Officers or the Chief Legal Officer of the Company, the Committee will review the need for changes in this Charter and recommend any proposed changes to the Certifying Officers or, at the Certifying Officers’ discretion, the Disclosure Committee for approval. *** While the Committee members have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the Committee members, except to the extent otherwise provided under applicable federal or state law.

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 6 B. New Chief Compliance Officer Job Profile and Responsibilities. Myriad Chief Compliance Officer Job Profile and Responsibilities Overview The Chief Compliance Officer (the “CCO”) is a Vice President or more senior position at Myriad Genetics, Inc. (together with its subsidiaries, the “Company”) who has responsibility for compliance matters at the Company and leads the Compliance Department. The Compliance Department is an independent and objective department that oversees compliance policies, procedures, reporting, and monitoring at the Company. The CCO reports to the Company’s Chief Legal Officer (the “CLO”) and regularly advises the Company’s Board of Directors (the “Board”) and senior management team on compliance matters. Responsibilities The CCO has the following duties and responsibilities: 1. Leads the Compliance Department and manages a staff of compliance personnel. 2. Develops, maintains, and revises policies and procedures for the operation of the Company’s compliance program and related activities to help prevent illegal, unethical, or improper conduct at the Company and to foster and maintain a culture of compliance within the Company. Together with the Compliance Department, manages the day-to-day operation of the compliance program. 3. Develops and periodically reviews and updates the Company’s Code of Conduct to help maintain continuing currency and relevancy in providing guidance to management and employees. 4. Oversees the compliance function at each subsidiary of the Company to develop and maintain consistent, Company-wide policies and procedures. 5. Evaluates alleged violations of rules, regulations, policies, procedures, and the Company’s Code of Conduct and, if advisable, recommends the initiation of investigation procedures. Develops and oversees a system for uniform and proper handling of such violations. As needed, consults with the CLO to resolve legal compliance issues. 6. Together with the Compliance Department, acts as an independent reviewer and evaluator to help ensure that compliance issues and concerns within the Company are appropriately evaluated, investigated, and resolved. 7. Monitors and audits compliance activities to remain abreast of the status of compliance activities and identify compliance issues.

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 7 8. Identifies potential areas of compliance vulnerability and risk, develops and implements corrective action plans for resolution of problematic issues, and provides general guidance on how to avoid or deal with similar situations in the future. 9. Provides reports on a regular basis, and as requested, to the Board and/or the Audit and Finance Committee of the Board and senior management regarding compliance matters. 10. Oversees the proper reporting of violations or potential violations to duly authorized enforcement agencies as appropriate and/or required. 11. Oversees the administration of the Compliance hotline. 12. Institutes and maintains a compliance communication program for the Company, including promoting (a) use of the Compliance Hotline, (b) heightened awareness of the Company’s Code of Conduct, and (c) understanding of new and existing compliance issues and related policies and procedures. 13. Works with the Human Resources Department and others as appropriate to develop an effective compliance training program, including appropriate introductory training for new employees as well as ongoing training for all employees and managers. 14. Monitors the performance of the compliance program and related activities on a continuing basis, taking appropriate steps to improve effectiveness. 15. Performs such other duties as requested by the CLO and/or senior management.

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 8 C. New Chief Scientific Officer Job Profile and Responsibilities. Myriad Chief Scientific Officer Job Profile and Responsibilities Overview The Chief Scientific Officer (the “CSO”) reports to the President and Chief Executive Officer (the “CEO”) of Myriad Genetics, Inc. (together with its subsidiaries, the “Company”) and is a member of the executive leadership team at the Company. As the leader of the Research and Development Department, the CSO is responsible for setting and achieving the scientific goals of the Company and leading the Company’s research, discovery, and clinical development efforts. Responsibilities The CSO has the following duties and responsibilities: 1. Leads the Research and Development Department and mentors, develops, and recruits a team of innovative scientists, researchers, and clinical development professionals. 2. Leads all research and product development efforts, including driving product differentiation and value through focused research, development, and data analytics. Fosters sound scientific decisions related to discovery through research. 3. Establishes strategic research and development plans and budgets that are in line with Company goals and strategies. 4. Supports clinical development studies with ongoing research, scientific comment, and guidance. 5. Regularly advises and updates the CEO and other executive team members regarding the Company’s research and development strategy and activities. 6. Oversees and guides academic groups performing sponsored research to achieve scientific goals and peer-reviewed publications. 7. Oversees scientific due diligence on in-licensing, partnership, and acquisition opportunities. 8. Represents the Company at scientific and industry meetings and describes the Company's strategy, product pipeline, and research to internal and external stakeholders including scientific peers, investors, partners, collaborators, and regulatory agencies. 9. Oversees any publication of peer-reviewed manuscripts in support of clinical research and product development efforts.

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 9 10. Remains current on industry trends and advises the CEO regarding current and emerging trends in diagnostic testing. 11. Regularly reports to, and advises, the Company’s Research and Product Innovation Committee (RPIC) and other members of the Board of Directors on the Company’s research and development efforts. The CSO will attend every quarterly RPIC meeting and provide the RPIC at least one update per year in executive session. 12. Performs such other duties as requested by the CEO.

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 10 D. New Mental Health Scientific Advisory Board Charter. MYRIAD GENETICS, INC. MENTAL HEALTH SCIENTIFIC ADVISORY BOARD CHARTER I. OBJECTIVES This Charter outlines the purpose, composition and responsibilities of Myriad Genetics, Inc.’s (the “Company”) Mental Health Scientific Advisory Board (the “Advisory Board”), which guides continuing innovation of the Company’s GeneSight Psychotropic Test. Advisory Board members are not employees, partners, joint venturers, or agents of the Company. Advisory Board members have no authority to bind the Company in any manner, including by any agreement, warranties or representations that may be made by such member to any other person, firm or corporation or by any action of such member. Nothing contained in this Charter shall create, is intended to create, or shall be construed as creating an employment, management, board of directors (or a committee thereof), or any type of fiduciary relationship between any Advisory Board member and the Company, except that such member shall be bound by applicable confidentiality obligations. II. MANDATE The Advisory Board shall have the following responsibilities: a) Provide guidance on the clinical strategy of the Company’s GeneSight Psychotropic Test; b) Provide strategic advice and make recommendations regarding current and planned products, proposed product updates, and research and development programs; c) Provide strategic advice regarding emerging pharmacogenomic science and technology issues and trends; and d) Advise on any other significant matters covered at Advisory Board meetings. III. COMPOSITION a) The Advisory Board will consist of at least five (5) members. The members of the Advisory Board will be appointed by and serve at the discretion of the General Manager, Mental Health. The Chair of the Advisory Board shall be selected by the General Manager, Mental Health. b) The entire Advisory Board or any individual Advisory Board member may be removed with or without cause at the discretion of the General Manager, Mental Health. c) Vacancies on the Advisory Board shall be filled by General Manager, Mental Health, at his or her discretion.

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 11 IV. QUORUM a) A quorum is obtained by the presence at the meeting of a majority of the members of the Advisory Board. b) There must be a quorum at the meeting to enable the Advisory Board members to validly deliberate and provide advice to the Company. V. MEETINGS a) Meetings of the Advisory Board shall be called by the General Manager, Mental Health. b) The notice of meeting for each meeting shall be delivered to each member at least two (2) weeks before the meeting is held. c) The Advisory Board will have a designated Secretary who will draft an executive summary of each Advisory Board meeting. d) The Chair of the Advisory Board shall (1) ensure that an agenda is created for Advisory Board meetings, (2) preside at the meetings, and (3) if needed, submit any formal reports and/or recommendations to the Company on behalf of the Advisory Board. e) Meetings shall be held either in the presence of the members or by telephone conference call. f) The General Manager, Mental Health, may invite any person to attend any meeting and participate in the discussions and review of the Advisory Board’s business. The General Manager, Mental Health, or his designee, shall attend all meetings. g) An executive summary of every Advisory Board meeting shall be provided to Advisory Board members and shall be kept in a secure electronic folder at the Company maintained for this purpose. VI. COMPENSATION The Advisory Board members are entitled to receive compensation, as determined by the General Manager, Mental Health.

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 12 E. Amendments to Research Product and Innovation Committee Charter. The Research Product and Innovation Committee (“RPIC”) Charter shall be amended to provide for the following new terms. 1. The Committee shall meet not less than two times per year 2. All Committee members are expected to attend each meeting, in-person or via tele- or video conference. 3. Meeting agendas will be prepared and, to the extent practicable, provided in advance to members, along with appropriate briefing materials. 4. Authority to Retain Advisors. The Committee shall have the authority, at the Company’s expense and without needing to seek approval from the Board, to retain and terminate consultants, legal counsel, or other advisors, as the Committee deems advisable, including the sole authority to approve any such advisors’ fees and retention terms. 5. Access to Officers and Employees. The Committee shall have the power to meet with any officer or employee of the Company and may invite any such persons to attend a Committee meeting. 6. Responsibilities. The Committee shall (1) advise management on all clinical trials and interactions with regulatory authorities, including the Food and Drug Administration; (2) evaluate existing and additional training for R&D personnel associated with the conduct of clinical test studies and the disclosure thereof, and (3) advise the Board on clinical trials and any problems arising therefrom. 7. The Chair of the Committee shall make an annual presentation to the Board regarding the Committee’s activities and initiatives.

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 13 F. Amendments to Compensation and Human Capital Committee Charter. The Compensation and Human Capital Committee (“CHCC”) Charter shall be amended to provide for the following new terms. 1. In determining, setting, or approving compensation arrangements, termination benefits and separation pay, the Committee shall consider performance as it relates to legal compliance and compliance with the Company’s internal policies and procedures. 2. The Committee may, in its discretion, review the Company’s policy on recoupment of incentive compensation and make recommendations to the Board with respect to such policy, including the conditions upon which recoupment of incentive compensation would be required, such as upon a restatement of the Company’s financial statements, misconduct that causes material financial or reputational harm to the Company, or otherwise.

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 14 G. Amendments to Audit and Finance Committee Charter. 1. The Audit and Finance Committee Charter will be amended to provide for the following new term. a. The Disclosure Committee shall regularly report to the Committee regarding the Disclosure Committee’s activities and initiatives.

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 15 H. Employee Training. 1. The Company shall continue to provide all new hires and appropriate employee categories with training on expectations with respect to integrity and compliance with the Code of Conduct. 2. The Company shall continue to require employees to attest on an annual basis that they have read, understand, and will comply with the Code of Conduct. 3. Management shall (a) review the quality of all employee training referenced in paragraph (1) regarding integrity and compliance with the Code of Conduct, and (b) retain the discretion to make changes in said training at their discretion.

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 16 I. Board Training. 1. Every current Board member shall attend annually at least one education program offered by the National Association of Corporate Directors, or a comparable program chosen at the Company’s discretion. 2. The Company shall cover reasonable expenses for attendance at such programs.

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 17 J. Independent Board Chair Provisions. 1. The Board adopted Section 5 of the Corporate Governance Principles, which provides: “If and when the offices of Board Chair and Chief Executive Officer are combined, or if the Board Chair is otherwise not an independent director, the independent members of the Board shall designate an independent director to provide, in conjunction with the Board Chair and Chief Executive Officer, leadership and guidance to the Board.” 2. In the event a lead independent director is appointed pursuant to the Corporate Governance Principles, the Board will consider establishing a list of duties for the lead independent director, taking into consideration the duties for lead independent directors as recommended in Section B (“Board Quality: Diversity, Independence and Competence”) of the CalPERS Governance and Sustainability Principles:

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 18 K. Appointment of New Director. 1. The Company appointed Paul Bisaro to the Board in October 2022.

Corporate Governance Enhancements Exhibit Myriad Derivative Cases 19 L. Adoption of Enhanced Insider Trading Policy. 1. The Company adopted a revised Insider Trading Policy, effective as of February 16, 2023, to make certain enhancements thereto and comply with the new Rule 10b5-1 promulgated by the Securities and Exchange Commission. 2. The Insider Trading Policy shall be made publicly available in the Company’s Annual Report on Form 10-K .

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN RE MYRIAD GENETICS, INC. STOCKHOLDER DERIVATIVE LITIGATION ) ) C.A. No. 2021-0686-SG SCHEDULING ORDER WITH RESPECT TO NOTICE AND SETTLEMENT HEARING WHEREAS, (a)(i) plaintiffs Donna Hickok (“Hickok”) and Leo Shumacher (“Shumacher”) in the above-captioned consolidated derivative action (the “Action”), and (ii) plaintiff Karen Marcey (“Marcey”) in the derivative action pending in the United States District Court for the District of Delaware, captioned Marcey v. Capone, et al., C.A. No. 1:21-cv-01320-MN (D. Del.) (the “Federal Derivative Action”) (collectively, “Plaintiffs”), derivatively on behalf of Myriad Genetics, Inc. (“Myriad” or the “Company”), (b) defendants Mark C. Capone, Bryan M. Dechairo, R. Bryan Riggsbee, Heiner Dreismann, Walter Gilbert, John T. Henderson, Dennis Langer, Lee N. Newcomer, S. Louise Phanstiel, Colleen F. Reitan, and Lawrence C. Best (the “Individual Defendants”), and (c) nominal defendant Myriad (together with the Individual Defendants, the “Defendants,” and collectively with Plaintiffs, the “Parties” and each a “Party”), have entered into a Stipulation of Settlement dated April 30, 2024 (“Stipulation”), which sets forth the terms and conditions of the

2 proposed Settlement and dismissal with prejudice of the Derivative Litigation,1 and provides for the full and final compromise, discharge, release, and settlement of the Released Claims by the Releasing Parties as against the Released Parties, subject to the approval of the Court; WHEREAS, the Court has read and considered the Stipulation and the exhibits attached thereto; and WHEREAS, all Parties have consented to entry of this order. NOW, upon application of the Parties, after review and consideration of the Stipulation and exhibits attached thereto, IT IS HEREBY ORDERED this 13th day of May, 2024, as follows: 1. A hearing (the “Settlement Hearing”) shall be held on August 6, 2024 at 10:00 a.m. (EST) to: (a) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate and in the best interests of Myriad and all Current Myriad Stockholders; (b) determine whether the Court should finally approve the Stipulation and enter the Order and Final Judgment (the “Final Judgment”) as provided in the Stipulation, dismissing the Action with prejudice and extinguishing and releasing the Released Claims; (c) hear and rule on any objections to the proposed Settlement; (d) determine 1 All capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Stipulation.

3 whether the Court should approve Plaintiffs’ application for a Fee Award; and (e) rule on such other matters as the Court may deem appropriate. 2. The Settlement Hearing may be adjourned by the Court from time to time without further notice to anyone other than the Parties and any Objectors (as defined herein). 3. The Court reserves the right to approve the Stipulation at or after the Settlement Hearing with such modifications as may be consented to by the Parties and without further notice. 4. The Court approves, in form and content, the Notice of Pendency of Settlement of Derivative Litigation (the “Notice”) filed by the Parties as Exhibit C to the Stipulation and finds that the distribution of Notice in the manner set forth herein meets the requirements of Rule 23.1 of the Rules of the Court of Chancery of the State of Delaware and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Current Myriad Stockholders. 5. By no later than sixty (60) calendar days prior to the Settlement Hearing, Myriad shall mail the Notice, substantially in the form attached as Exhibit C to the Stipulation, to all record stockholders of Myriad at their respective addresses currently set forth in Myriad’s stock records. In addition, the Company shall use reasonable efforts to give notice to all beneficial owners of Myriad stock by filing

4 copies of the Stipulation and the Notice as exhibits to a Form 8-K with the United States Securities and Exchange Commission. At least ten (10) calendar days prior to the Settlement Hearing, counsel for Defendants shall file with the Court an appropriate affidavit with respect to the preparation, mailing and public dissemination of the notice required by this paragraph. Myriad shall be responsible for all costs associated with the notice required by this paragraph. 6. As set forth in the Notice, any record or beneficial stockholder of Myriad who objects to the Stipulation, the proposed Final Judgment, and/or the Fee Award who wishes to be heard (“Objector”) may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Judgment, unless he, she, or it has, no later than twenty (20) calendar days prior to the Settlement Hearing (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), filed with the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, and served upon counsel listed below, the following: (i) proof of current ownership of Myriad stock; (ii) a written notice of the Objector’s intention to appear that states the Objector’s name, address, and telephone number and, if represented, the Objector’s counsel; (iii) a detailed

5 statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, and (iv) all documents or writings which the Objector desires the Court to consider. Such filings must be served upon the following counsel by hand delivery, overnight mail, or the Court’s electronic filing and service system: SCHUBERT JONCKHEER & KOLBE LLP Robert C. Schubert Willem F. Jonckheer 2001 Union Street, Suite 200 San Francisco, California 94111 (415) 788-4220 RIGRODSKY LAW, P.A. Timothy J. MacFall 300 Delaware Avenue, Suite 210 Wilmington, Delaware 19801 (302) 295-5310 Co-Lead Counsel for Plaintiffs in the Action SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP Winston P. Hsiao 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 (213) 687-5000 MINTZ, LEVIN, COHN, FERRIS, GLOVSKY and POPEO, P.C. John F. Sylvia One Financial Center Boston, Massachusetts 02111 (617) 542-6000 Counsel for Defendants 7. Any Person who fails to object in the manner prescribed in paragraph 6 above shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in the Derivative Litigation or any other action or proceeding or otherwise contesting the Stipulation or Fee Award, and will otherwise be bound by the Final Judgment to be entered and the releases to be given.

6 8. Plaintiffs shall file and serve their opening brief in support of the Settlement and their application for the requested Fee Award no later than forty-five (45) calendar days prior to the Settlement Hearing. Plaintiff may file a brief in further support of the Settlement and their application for the requested Fee Award no later than ten (10) calendar days prior to the Settlement Hearing. At the time of either Plaintiffs’ opening brief or reply brief, counsel for Plaintiffs shall file with the Court an appropriate affidavit with respect to the public dissemination of the notice required by paragraph 5. 9. At least five (5) calendar days prior to the Settlement Hearing, the Parties may serve and file with the Court a joint response brief (or, at the Parties discretion, separate response briefs) to any objections made by an Objector pursuant to paragraph 6 above. 10. In the event that the Stipulation is not approved by the Court, the Settlement and any actions taken in connection therewith shall become null and void for all purposes, and all negotiations, transactions, and proceedings connected with it: (i) shall be without prejudice to the rights of any Party thereto; (ii) shall not be deemed to be construed as evidence, or an admission by any Party, of any fact, matter, or thing; and (iii) shall not be admissible in evidence or be used for any purpose in any subsequent proceedings in the Derivative Litigation or any other action or proceeding. In addition, in the event that the Stipulation is not approved

7 by the Court, the Parties shall be deemed to have reverted to their respective status in the Derivative Litigation as of the date and time immediately prior to the execution of the Stipulation, and, except as otherwise expressly provided, the Parties shall proceed in all respects as if the Stipulation and any related orders had not been entered. 11. All proceedings in the Action (except proceedings as may be necessary to carry out the terms and conditions of the proposed Settlement) shall continue to be stayed and suspended until further order of the Court. Within five (5) business days of this order, Plaintiff in the Federal Derivative Action shall (a) give the United States District Court for the District of Delaware notice of this order, and (b), to the extent the Federal Derivative Action is not currently stayed pending Final Approval of the Settlement, file a motion to stay and take all steps necessary to ensure that the Federal Derivative Action remains stayed pending Final Approval of the Settlement by the Court. Except as provided in the Stipulation, pending final determination of whether the Settlement should be approved, Plaintiffs in the Derivative Litigation and Current Myriad Stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Individual Defendants or any of the Released Parties.

8 12. The Court may, for good cause shown, extend any of the deadlines set forth in this order without further notice to anyone other than the Parties to the Derivative Litigation and any Objectors. /s/Sam Glasscock III Vice Chancellor

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN RE MYRIAD GENETICS, INC. STOCKHOLDER DERIVATIVE LITIGATION ) ) C.A. No. 2021-0686-SG NOTICE OF PENDENCY OF SETTLEMENT OF DERIVATIVE LITIGATION TO: ALL CURRENT STOCKHOLDERS OF MYRIAD GENETICS, INC. (NASDAQ SYMBOL: MYGN) PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS DERIVATIVE LITIGATION. THE COURT WILL HOLD A HEARING TO APPROVE THE PROPOSED SETTLEMENT ON , 2024, AT AM/PM, AT THE COURT OF CHANCERY SUSSEX COUNTY COURTHOUSE, 34 THE CIRCLE, GEORGETOWN, DE 19947. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS AND ADEQUACY OF THE PROPOSED SETTLEMENT, OR PURSUING THE RELEASED CLAIMS DEFINED HEREIN. IF YOU DO NOT INTEND TO OBJECT TO THE PROPOSED SETTLEMENT, OR THE ATTORNEY’S FEE AWARD AMOUNT DESCRIBED HEREIN, NO ACTION IS REQUIRED BY YOU IN RESPONSE TO THIS NOTICE.

2 1. WHY ARE YOU RECEIVING THIS NOTICE? The purpose of this Notice1 is to inform you of (i) the derivative litigation in the above-captioned Action and the Federal Derivative Action (collectively, the “Derivative Litigation”) brought by Plaintiffs derivatively on behalf Myriad Genetics, Inc. (“Myriad” or the “Company”); (ii) a proposal to settle the Derivative Litigation as provided in a Stipulation of Settlement (“Stipulation”) dated April 30, 2024, which sets forth the terms and conditions of the proposed Settlement of the Derivative Litigation; (iii) your right, among other things, to object to the proposed Settlement and Plaintiffs’ Counsel’s requested Fee Award, and to attend and participate in a hearing scheduled for ,2024 at a.m. / p.m. (the “Settlement Hearing”), at the Court of Chancery Sussex County Courthouse, 34 The Circle, Georgetown, DE 19947. This Notice describes the rights you may have under the Stipulation and what steps you may, but are not required to, take concerning the proposed Settlement. If the Court approves the Stipulation, the Parties will ask the Court to approve an Order and Final Judgment (the “Final Judgment”) that would end the Derivative Litigation. 1 All capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Stipulation and Scheduling Order.

3 2. BACKGROUND OF THE DERIVATIVE LITIGATION AND SETTLEMENT THE FOLLOWING DESCRIPTION DOES NOT CONSTITUTE FINDINGS OF ANY COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF ANY COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES. Myriad is a Delaware Corporation with its headquarters in Salt Lake City, Utah. Myriad is a molecular diagnostic company that develops and markets pharmacogenomic lab tests that screen patients for the presence of certain traits or diseases and match patients to particular drugs based on their genetic profiles. Plaintiffs allege that Defendants Mark C. Capone, Bryan M. Dechairo, R. Bryan Riggsbee, Heiner Dreismann, Walter Gilbert, John T. Henderson, Dennis Langer, Lee N. Newcomer, S. Louise Phanstiel, Colleen F. Reitan, and Lawrence C. Best (the “Individual Defendants”), current and former officers and/or directors of Myriad, breached their fiduciary duties to Myriad, and engaged in other wrongdoing, by failing to oversee the Company’s making of and/or causing the Company to make false and misleading statements about the efficacy of GeneSight, the results of the clinical trial studying GeneSight’s efficacy (the “GUIDED Study”), and the compliance of the GUIDED Study with guidance from the U.S. Food and Drug Administration (“FDA”). On April 24, 2020, Plaintiff Hickok served an inspection demand on Myriad pursuant to 8 Del. Code § 220 for the production of internal documents.

4 Following negotiations between Plaintiff Hickok and Myriad regarding the scope of the inspection demand, the Company made productions to plaintiff Hickok on September 1, 2020, January 15, 2021, and May 28, 2021, comprising 1,775 pages. On May 19, 2021, Esther Kogus (“Kogus”) served an inspection demand on Myriad pursuant to 8 Del. Code § 220 for the production of internal documents. The Company made a production to Ms. Kogus in June 2021. On August 9, 2021, Plaintiff Hickok filed a verified shareholder derivative complaint in this Court (the “Hickok Action”) against certain current and/or former directors and officers of Myriad alleging breach of fiduciary duty, unjust enrichment, and insider trading. On September 17, 2021, Plaintiff Marcey filed a verified stockholder derivative complaint in the United States District Court for the District of Delaware (the “Marcey Action”) against certain current and/or former directors and officers of Myriad alleging breach of fiduciary duty, unjust enrichment, waste of corporate assets, insider trading, and violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”). On November 19, 2021, the Hickok Action was stayed; provided, however, that any party could terminate the stay upon 30-days’ notice to all parties following a dismissal with prejudice of a factually related federal securities class action, captioned In re Myriad Genetics, Inc. Sec. Litig., No. 2:19-cv-00707-DBB (D.

5 Utah), pending in the United States District Court for the District of Utah (the “Securities Class Action”). On December 13, 2021, the judge presiding over the Securities Class Action certified a class of Myriad investors who purchased Myriad securities during the period August 9, 2017 through February 6, 2020. On January 4, 2022, the Marcey Action was stayed pending resolution of forthcoming summary judgment motions in the Securities Class Action. On January 18, 2022, Esther Kogus filed a verified stockholder derivative complaint in this Court (the “Kogus Action”) against certain current and/or former directors and officers of Myriad alleging breach of fiduciary duty, unjust enrichment, and aiding and abetting breaches of fiduciary duty. On March 3, 2022, the Hickok Action and the Kogus Action were consolidated as the Action and stayed; provided, however, that any party could terminate the stay upon 30-days’ notice to all parties following a dismissal with prejudice of the Securities Class Action. On April 4, 2022, Plaintiffs in this Action designated the verified stockholder derivative complaint filed in the Hickok Action as the operative complaint in this Action. On September 28, 2022, Esther Kogus died.

6 In March 2023, per the terms of the orders temporarily staying the Derivative Litigation, counsel for Defendants informed counsel for Plaintiffs that the parties to the Securities Class Action would be participating in a mediation on May 1, 2023. Although Plaintiffs did not participate in the mediation, on April 27, 2023, Plaintiffs served a settlement demand on Defendants in an effort to explore resolution of the Derivative Litigation. On or around July 3, 2023, the parties to the Securities Class Action executed a term sheet memorializing the settlement of that action. On or around July 12, 2023, Defendants provided substantive responses to the corporate governance enhancements proposed in Plaintiffs’ April 27, 2023 settlement demand. For the next several months, the Parties engaged in extensive settlement negotiations, both in writing and telephonically. On August 3, 2023, the parties to the Securities Class Action signed a stipulation of settlement and moved for preliminary approval of the settlement. The Parties in the Derivative Litigation came to an agreement regarding the Corporate Governance Enhancements and executed a Memorandum of Understanding (“MOU”) on or around December 11, 2023. On April 5, 2024, Esther Kogus’ grandson, Leo Shumacher filed a Suggestion of Death upon the Record in the Action relating to Esther Kogus.

7 On April 16, 2024, Mr. Shumacher filed an Unopposed Motion to Substitute Party Due to Death based, inter alia, upon the transfer of the Myriad stock held by Ms. Kogus to Mr. Shumacher, the designated beneficiary for Ms. Kogus’ Myriad stock shares, upon Ms. Kogus’ death. On April 19, 2024, the Delaware Court of Chancery granted the Unopposed Motion to Substitute Party Due to Death and Ordered that Mr. Shumacher be substituted for Ms. Kogus as a plaintiff in the Action. Mr. Shumacher, who has been kept apprised of the settlement negotiations, approves of terms of the proposed Settlement as memorialized in the MOU. THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF PLAINTIFFS' CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW BY THE INDIVIDUAL DEFENDANTS OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE DERIVATIVE LITIGATION WAS NOT SETTLED. DEFENDANTS HAVE DENIED, AND CONTINUE TO DENY, ANY AND ALL WRONGDOING AS SET FORTH FURTHER BELOW. 3. WHAT ARE THE TERMS OF THE SETTLEMENT? In consideration for the full Settlement and release of the Released Claims, and upon Court approval of the Settlement, Myriad has implemented or will implement the Corporate Governance Enhancements set forth in Exhibit A to the Stipulation. The Corporate Governance Enhancements include the adoption by the Company of a New Disclosure Committee Charter, Job Profiles and Responsibilities

8 guidelines for the Chief Compliance Officer and the Chief Scientific Officer, a New Mental Health Scientific Advisory Board Charter, Amendments to the Research Product and Innovation Committee Charter, Amendments to the Compensation and Human Capital Committee Charter, and Amendments to the Audit and Finance Committee Charter, among other corporate governance improvements detailed in Exhibit A to the Stipulation. Plaintiffs believe that the Corporate Governance Enhancements will prevent a recurrence of the misconduct alleged in the Action and substantially protect and improve shareholder value. In further consideration for the full Settlement and release of the Released Claims, Defendants have acknowledged that the filing of, pendency of, and/or settlement demands made in the Derivative Litigation were a substantial and material cause, factor or consideration for the Board’s decision to adopt, implement, and/or maintain the Corporate Governance Enhancements, and that the Corporate Governance Enhancements confer substantial benefits upon Myriad and its stockholders. The Corporate Governance Enhancements shall remain in effect for a period of not less than four (4) years from the date of adoption, subject to certain conditions set forth in Exhibit A to the Stipulation.

9 4. WHAT CLAIMS WILL THE SETTLEMENT RELEASE? Upon the Effective Date of the Settlement, Plaintiffs’ Releasing Parties shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Defendant Parties from any and all of the Defendants’ Released Claims. Upon the Effective Date of the Settlement, Defendants’ Releasing Parties shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Plaintiff Parties from any and all of the Plaintiffs’ Released Claims. 4.1 “Defendants’ Released Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever (however denominated), whether known or unknown, including Unknown Claims, that Plaintiffs asserted or could have asserted either directly or on behalf of nominal defendant Myriad in the Derivative Litigation or in any other court, tribunal, forum or proceeding, whether based on state, federal, local, foreign, statutory, regulatory, common or other law or rule, and which are based upon, arise out of, or relate in any way to, or involve, directly or indirectly, (a) the actions, inactions, deliberations,

10 disclosures, discussions, decisions, votes, or any other conduct of any kind by any of the Released Defendant Parties, relating in any way to any facts, matters, events, circumstances, claims, or allegations alleged or that could have been alleged in the Derivative Litigation, or (b) the institution, commencement, prosecution, defense, mediation, or settlement of the Derivative Litigation. 4.2 “Defendants’ Releasing Parties” means Defendants and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns. 4.3 “Plaintiffs’ Released Claims” means all claims and causes of action of every nature and description, whether known or unknown, whether arising under federal, state, common or foreign law, including Unknown Claims, that arise out of or relate in any way to Released Plaintiff Parties’ institution, prosecution, or settlement of the Derivative Litigation. 4.4 “Plaintiffs’ Releasing Parties” means Plaintiffs, Myriad, and all Current Myriad Stockholders, whether acting directly, representatively, or derivatively on behalf of Myriad, and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns. 4.5 “Released Claim(s)” means Plaintiffs’ Released Claims and Defendants’ Released Claims; provided, however, for the avoidance of doubt, that

11 Released Claims shall not include any claims relating to the enforcement of this Stipulation or Settlement or any claims by Myriad or the Individual Defendants for insurance coverage or any claims by the Individual Defendants for indemnification or advancement. 4.6 “Released Defendant Parties” means all Defendants in the Derivative Litigation, and any and all of their and Myriad’s respective current or former agents, parents, controlling persons, general or limited partners, members, managers, managing members, direct or indirect equity holders, subsidiaries, affiliates, employees, officers, directors, predecessors, successors, attorneys, heirs, assigns, insurers, reinsurers, consultants, and other representatives, servants and related persons, in their capacities as such. 4.7 “Released Party” or “Released Parties” means each and all of the Released Plaintiff Parties and the Released Defendant Parties. 4.8 “Released Plaintiff Parties” means Plaintiffs and Plaintiffs’ Counsel and each of their respective agents, assigns, and related persons. 4.9 “Releasing Parties” means Plaintiffs’ Releasing Parties and Defendants’ Releasing Parties. 4.10 “Unknown Claims” means any Released Claim which the Releasing Party does not know or suspect to exist in his, her or its favor at the time of the Effective Date as against the Released Parties, including without limitation those

12 which, if known, might have affected the decision to enter into or object to the Settlement. 5. WHAT ARE THE REASONS FOR SETTLING THE DERIVATIVE LITIGATION? Plaintiffs’ entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Litigation. Plaintiffs’ Counsel has taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Litigation, as well as the difficulties and delays inherent in such litigation, and Plaintiffs’ Counsel is also mindful of the inherent problems of proof and possible defenses to the claims alleged in the Derivative Litigation. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is fair, reasonable, adequate, and in the best interests of Myriad and all Current Myriad Stockholders and has agreed to settle the Derivative Litigation upon the terms and subject to the conditions set forth in the Stipulation. Defendants have denied, and continue to deny, that they committed any breach of duty, made or allowed to be made any false or misleading statements, violated any law, or engaged in any wrongdoing, expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties, to the extent such duties exist, and further believe that the Derivative Litigation is without merit. Defendants further believe Plaintiffs did not have standing to bring

13 this Derivative Litigation on behalf of Myriad pursuant to Del. R. Ch. Ct. 23.1. Defendants have entered into the Stipulation to eliminate the uncertainty, burden and expense of further protracted litigation. Neither their entry into the Stipulation nor the Stipulation itself shall be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants, with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have, or could have, asserted in the Derivative Litigation. Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing or damages whatsoever. 6. HOW WILL THE ATTORNEYS GET PAID? After negotiation of the principal terms of the Settlement, including the Corporate Governance Enhancements and the definition of Released Claims, the Parties began negotiations regarding the amount of attorneys’ fees and expenses that Plaintiffs’ Counsel would request they be paid in connection with the Settlement of the Derivative Litigation. After extensive, arm’s-length negotiations, the Parties agreed that Plaintiffs’ Counsel will apply to the Court for an award of attorneys’ fees and expenses not to exceed $950,000 in the aggregate (the “Fee Award”).

14 Defendants acknowledge and agree that Plaintiffs’ Counsel is entitled to a fee award. Defendants have agreed not to oppose or object to the application by Plaintiffs’ Counsel for the requested agreed-upon Fee Award. Plaintiffs may also seek the Court’s approval of reasonable services awards for each of the Plaintiffs, to be paid from the Fee Award, and Defendants have agreed not to oppose any such request. The requested Fee Award will be paid by Myriad and/or its insurers. Neither Plaintiffs nor Plaintiffs’ Counsel will make any application for an award of attorneys’ fees or expenses in any other jurisdiction. Except as otherwise provided in the Stipulation, each of the Parties shall bear his, her, or its own fees and costs. The approval, validity, and enforceability of the Settlement is in no way dependent upon or impacted by the approval or disapproval of the requested Fee Award. Final resolution by the Court of the requested Fee Award is not a precondition to the dismissal with prejudice of the Derivative Litigation. Any failure of the Court to approve the requested Fee Award, in whole or in part, does not provide any of the Parties with the right to terminate the Settlement. 7. WHEN WILL THE SETTLEMENT HEARING TAKE PLACE? The Court has scheduled a Settlement Hearing to be held on [date], 2024 at [time] a.m. / p.m., the Court of Chancery Sussex County Courthouse, 34 The Circle,

15 Georgetown, DE 19947. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, whether the Fee Award should be approved, and whether the Action should be dismissed with prejudice by entry of the Final Judgment pursuant to the Stipulation. The Court will also hear and rule on any objections to the proposed Settlement and Fee Award, and rule on such other matters as the Court may deem appropriate. The Court may adjourn the Settlement Hearing from time to time without further notice to anyone other than the Parties and any Objectors (as defined below). The Court reserves the right to approve the Stipulation at or after the Settlement Hearing with such modifications as may be consented to by the Parties to the Stipulation and without further notice. 8. DO I HAVE A RIGHT TO APPEAR AND OBJECT? Yes. Any record or beneficial stockholder of Myriad who wishes to object to the Stipulation, the proposed Final Judgment, and/or the Fee Award (“Objector”), may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Judgment, unless he, she, or it has, no later than twenty (20) calendar days prior to the Settlement Hearing (unless the Court in its discretion shall thereafter otherwise direct, upon

16 application of such person and for good cause shown), filed with the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, and served upon counsel listed below, the following: (i) proof of current ownership of Myriad stock; (ii) a written notice of the Objector’s intention to appear that states the Objector’s name, address, and telephone number and, if represented, the Objector’s counsel; (iii) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, and (iv) all documents or writings which the Objector desires the Court to consider. Such filings must be served upon the following counsel by hand delivery, overnight mail, or the Court’s electronic filing and service system: SCHUBERT JONCKHEER & KOLBE LLP Robert C. Schubert Willem F. Jonckheer 2001 Union Street, Suite 200 San Francisco, California 94111 (415) 788-4220 RIGRODSKY LAW, P.A. Timothy J. MacFall 300 Delaware Avenue, Suite 210 Wilmington, Delaware 19801 (302) 295-5310 Co-Lead Counsel for Plaintiffs in the Action SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP Winston P. Hsiao 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 (213) 687-5000 MINTZ, LEVIN, COHN, FERRIS, GLOVSKY and POPEO, P.C. John F. Sylvia One Financial Center Boston, Massachusetts 02111 (617) 542-6000 Counsel for Defendants Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the

17 Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in the Derivative Litigation or any other action or proceeding or otherwise contesting the Stipulation or Fee Award, and will otherwise be bound by the Final Judgment and the releases to be given. 9. HOW DO I GET ADDITIONAL INFORMATION? This Notice summarizes the Stipulation. It is not a complete statement of the events in the Derivative Litigation nor a complete recitation of the terms and conditions of the Stipulation. For additional information about the Derivative Litigation and Settlement, please refer to the documents filed with the Court, in the Federal Derivative Action, and in the Stipulation. The Stipulation and this Notice are also attached to a Form 8-K filed by the Company with the U.S. Securities and Exchange Commission, that can be found at https://investor.myriad.com/sec- filings/. You may also examine the files in the Action during regular business hours of each business day at the office of the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 1980. The Clerk’s office will not mail copies of documents to you. You may also access the files in the Federal Derivative Action by accessing the docket in that case, for a fee, through the Public Access to Court Electronic Records (PACER) system at https://pacer.login.uscourts.gov/, or by visiting the Office of the Clerk for the

18 United States District Court for the District of Delaware, 844 North King St., Unit 18, Wilmington, DE 19801, between 8:30 a.m. and 4:00 p.m. Eastern, Monday through Friday, excluding Court holidays. For more information concerning the Settlement, you may also call or write to Plaintiffs’ Counsel referenced above in Section 8. PLEASE DO NOT CALL OR WRITE TO THE COURT. DATED: [ ] BY ORDER OF THE COURT __________________________________ Vice Chancellor Sam Glasscock III

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN RE MYRIAD GENETICS, INC. STOCKHOLDER DERIVATIVE LITIGATION ) ) C.A. No. 2021-0686-SG ORDER AND JUDGMENT A hearing having been held before this Court on ____________, 2024, pursuant to the Court’s order of _________________ , 2024 (the “Scheduling Order”), upon the Stipulation of Settlement dated April 30, 2024 (“Stipulation”), entered into between and among the Parties in the Derivative Litigation,1 which is incorporated by reference, it appearing that due notice of the hearing has been given to all Current Myriad Stockholders in accordance with the Scheduling Order, the Parties having appeared through their respective attorneys of record, the Court having heard and considered evidence in support of the proposed Settlement, the attorneys for the Parties having been heard, an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order, the Court having determined that notice to all Current Myriad Stockholders was adequate and sufficient, and the entire matter of the proposed Settlement having been heard and considered by the Court, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED, this __ day of ______________, 2024, that: 1 All capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Stipulation and Scheduling Order.

2 1. The Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement of the Action, as well as personal jurisdiction over the Parties and all Current Myriad Stockholders, and it is further determined that Plaintiffs, Individual Defendants, the Company, and all Current Myriad Stockholders, as well as their heirs, executors, successors, and assigns, are bound by this Order and Judgment. 2. Notice has been given to all Current Myriad Stockholders, pursuant to and in the manner directed by the Scheduling Order, proof of dissemination of the Notice has been filed with the Court, and full opportunity to be heard has been offered to all Parties and to all other persons and entities with an interest in matters relating to the Settlement. The form and manner of the Notice is hereby determined to have provided due and sufficient notice of the Settlement and to have been given in full compliance with the requirements of Court of Chancery Rule 23.1 and due process. 3. Based on the record before the Court, each of the provisions of Court of Chancery Rule 23.1 has been satisfied and the Action has been properly maintained according to the provisions of Court of Chancery Rule 23.1. 4. The Settlement is found to be fair, reasonable, adequate, and in the best interests of Myriad and all Current Myriad Stockholders and is hereby approved pursuant to Court of Chancery Rule 23.1. The Parties are hereby authorized and

3 directed to comply with and to consummate the Settlement in accordance with its terms and provisions. 5. This Action is hereby dismissed with prejudice, and the Register in Chancery is directed to enter and docket this Order and Judgment. 6. Within ten (10) business days of the Register in Chancery entering and docketing this Order and Judgment, Plaintiff in the Federal Derivative Action shall file a copy of this Order and Judgement and seek as expeditiously as possible the dismissal with prejudice of that action. 7. The Parties in the Derivative Litigation shall bear their own fees, costs, and expenses, except as provided in paragraph 13 below or as otherwise provided in the Stipulation and Scheduling Order. 8. Upon Final Approval of the Settlement, Plaintiffs’ Releasing Parties shall fully, finally, and forever compromise, settle, resolve, release, relinquish, waive and discharge, and shall forever be enjoined from prosecuting any and all of the Defendants’ Released Claims as against the Released Defendant Parties. 9. Upon Final Approval of the Settlement, Defendants’ Releasing Parties shall fully, finally, and forever compromise, settle, resolve, release, relinquish, waive and discharge, and shall forever be enjoined from prosecuting any and all of the Plaintiffs’ Released Claims as against the Released Plaintiff Parties.

4 10. The Parties are hereby authorized, without further approval from the Court, to agree to adopt such amendments and modifications of the Stipulation that are consistent with this Order and Judgment and that do not limit the rights of the Parties or Current Myriad Stockholders under the Stipulation. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation. 11. Neither this Order and Judgment, nor the Stipulation or their negotiation, nor any proceedings taken pursuant thereto shall be deemed or argued to be evidence of or to constitute an admission or concession by: (a) Defendants, the Company, or any of the other Released Defendant Parties of (i) the truth of any fact alleged by Plaintiffs; (ii) the validity of any claims or other issues raised, or which might be or might have been raised, in the Derivative Litigation or in any other litigation; (iii) the deficiency of any defense that has been or could have been asserted in the Derivative Litigation or in any other litigation; or (iv) any wrongdoing, fault, or liability of any kind by any of them, which each of them expressly denies; or (b) Plaintiffs or any of the other Plaintiffs’ Releasing Parties that any of their claims are without merit or that any of the Defendants had meritorious defenses. 12. In the event that the Settlement is terminated pursuant to the terms of the Stipulation or if any of the conditions in paragraphs 21.1 to 21.4 of the Stipulation

5 do not occur for any reason, then (i) the Settlement and the Stipulation (other than paragraphs 22, 29, and 30 thereof) shall be canceled and terminated; (ii) this Order and Judgment and any related orders entered by the Court shall in all events be treated as vacated, nunc pro tunc; (iii) the Released Claims by the Releasing Parties as against the Released Parties provided for in this Order and Judgment shall be null and void; (iv) the fact of the Settlement shall not be admissible in any proceeding before any court or tribunal; (v) all proceedings in, and parties to, the Derivative Litigation shall revert to their status immediately prior to the Parties entry into the Stipulation, and no materials created by or received from another Party that were used in, obtained during, or related to Settlement discussions shall be admissible for any purpose in any court or tribunal, or used, absent consent from the disclosing party, for any other purpose or in any other capacity, except to the extent that such materials are required to be produced during discovery in the Derivative Litigation or in any other litigation; and (vi) the Parties shall proceed in all respects as if the Stipulation had not been entered into by the Parties. 13. Plaintiffs’ Counsel are awarded attorneys’ fees and expenses in the amount of $____________ (the “Fee Award”), which award the Court finds to be fair and reasonable, and which shall be paid to Plaintiffs’ Counsel in accordance with the terms of the Stipulation. In addition, Plaintiffs are each awarded

6 $____________ for their services in connection with the Derivative Litigation, which shall be paid from the Fee Award. 14. No proceedings or Court order with respect to the Fee Award, if any, or the award to Plaintiffs (as set forth in paragraph 13 above) shall in any way disturb or affect this Order and Judgment (including precluding Final Approval of the Settlement or the Settlement otherwise being entitled to preclusive effect upon the satisfaction of the conditions in paragraphs 21.1 to 21.4 of the Stipulation), and any such proceedings or Court order shall be considered separate from this Order and Judgment. __________________________________________ Vice Chancellor Sam Glasscock III